Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT is dated effective as of December 19, 2006 (the “Effective Date”) by and between LogicVision, Inc., a Delaware corporation with its principal office at 25 Metro Drive, Third Floor, San Jose, CA 95110 (the “Company”), and the several purchasers identified from time to time in the attached Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

Recitals

                       A.          The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

                       B.          Contemporaneous with the sale of the Shares (as defined below), the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

          1.          Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

                       (a)          “Affiliate” of a party means any corporation or other business entity controlled by, controlling or under common control with such party.  For this purpose “control” shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

                       (b)          “Agreement” means this Common Stock Purchase Agreement.

                       (c)          “Compliance Certificate” shall mean a Compliance Certificate of the Placement Agent substantially in the form attached as Exhibit F hereto.

                       (d)          “Company Purchasers” means the several Purchasers identified in the attached Exhibit A-1.

                       (e)          “Closing” shall have the meaning given in Section 2.2.

                       (f)          “Closing Date” means the date of the sale and purchase of the Common Stock acquired hereunder.

                       (g)          “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

                       (h)          “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

                       (i)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                       (j)          “Excluded Stock” means (1) all shares of Common Stock issued and outstanding as of the Effective Date, and all shares of Common Stock issued after the Effective Date pursuant to this Agreement, and all shares of Common Stock issued or issuable upon the exercise or conversion of any Purchase Rights outstanding as of the Effective Date (provided that the terms of such Purchase Rights are not modified or changed except as contemplated by this Agreement); (2) all shares of Common Stock or other securities (including Purchase Rights) hereafter issued or issuable to officers, directors, employees, scientific advisors, or consultants of the Company pursuant to any employee or consultant option, stock offering, plan or arrangement approved by the majority of the members of the Board of Directors of the Company; (3) all shares of Common Stock or other securities (including Purchase Rights) hereafter issued in connection with or as consideration for the acquisition or licensing of technology approved by the majority of the members of the Board of Directors of the Company; (4) all shares of Common Stock or other securities (including Purchase Rights) hereafter issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the majority of the members of the Board of Directors of the Company; and (5) all shares of Common Stock or other securities (including Purchase Rights) hereafter issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from lessor or bank or similar financial institution approved by the majority of the members of the Board of Directors of the Company.

                       (k)          “GAAP” shall have the meaning set forth in Section 3.5.

                       (l)          “Investor Purchaser” means any Purchaser who is not also a Company Purchaser.

                       (m)          “Investor Questionnaire” shall mean that Subscription Agreement and Investor Questionnaire substantially in the form attached hereto as Exhibit E submitted by each Investor in connection with the purchase of the Shares.

                       (n)          “Lead Investor” shall mean MicroCapital Fund, LP.

                       (o)          “Majority Purchasers” shall mean Investor Purchasers which, at any given time, hold greater than fifty percent (50%) of the aggregate number of Shares purchased by the Investor Purchasers hereunder that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

                       (p)          “Material Adverse Effect” means a material adverse effect on (i) the results of operations, cash flow, business prospects, customer, supplier or employee relations or financial condition of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

                       (q)           “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                       (r)          “Purchase Price” shall have the meaning given in Section 2.1.

                       (s)          “Purchase Rights” means (i) warrants and options to purchase, or rights to subscribe for, Common Stock, and (ii) securities by their terms convertible into or exchangeable for Common Stock, and options to purchase, or rights to subscribe for, such convertible and exchangeable securities.

                       (t)          “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form attached hereto as Exhibit B.

                       (u)          “SEC” shall mean the Securities and Exchange Commission.

                       (v)          “SEC Documents” shall have the meaning given in Section 3.6.

                       (w)          “Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                       (x)          “Shares” means the shares of Common Stock being purchased by the Purchasers hereunder.

                       (y)          “Subsidiary” means with respect to any Person, any Person (i) of which the first Person owns directly or indirectly 50% of more of the equity interest in the other Person, (ii) of which the first Person or any Subsidiary of the first Person is a general partner, or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

                       (z)          “Transaction Documents” means this Agreement, the Registration Rights Agreement, and the Subscription Agreement and Investor Questionnaire, entered into between the Company and the Purchasers.

          2.          Purchase and Sale of Shares.

                       2.1          Purchase and Sale.

                       (a)          Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Investor Purchasers a maximum aggregate amount of 3,905,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.81 per share.

                       (b)          Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Company Purchasers a maximum aggregate amount of 85,000 shares of Common Stock, par value $0.0001 per share at a purchase price per share equal to the closing bid price of the Company’s Common Stock on the trading day immediately prior to the execution of this Agreement as reported on the NASDAQ Global Market,

                       (c)          Each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at the Closing (as defined below), the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading “Number of Shares to be Purchased” on Exhibit A hereto.  The total purchase price payable by each Purchaser for the Common Stock that such Purchaser is hereby agreeing to purchase (the “Purchase Price”) is set forth opposite the name of such Purchaser under the heading “Purchase Price” on Exhibit A hereto.

                       (d)           The Company agrees that for and during the period beginning on the Effective Date and ending on December 19, 2007, the Company shall not, except for any issuance of Excluded Stock, issue any Common Stock or Purchase Rights for consideration per share equal to less than $0.81 without the prior consent of the Majority Purchasers.

                       2.2          Closing. The initial purchase and sale of the Shares shall take place at the offices of Reed Smith, LLP Two Embarcadero, 20th Floor, San Francisco, CA 94111 at or about 10:00 A.M. on the date hereof, or at such other time and place as the Company and the Purchasers acquiring in the aggregate more than half of such Shares sold at the Closing mutually agree upon, but in no event later than December 22, 2006 (which time and place are designated as the “Closing”).  At the Closing, (i) the Company shall deliver to each Purchaser  purchasing Shares at the Closing (or to its designated representative) a certificate representing the Shares, registered in the name of such Purchaser, or in such nominee’s or nominees’ name(s) as designated by such Purchaser in writing in the Investor Questionnaire, and (ii) each Purchaser shall deliver to the Company the Purchase Price payable by such Purchaser by wire transfer into an account of the Company.

          3.          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers that as of the date of this Agreement and through and as of the Closing Date:

                       3.1          Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify would have a Material Adverse Effect.

                       3.2          Authorization.  The Company has the corporate power and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

                       3.3          Capitalization.  The capitalization of the Company is a described in the Company’s most recent periodic report filed with the SEC. The Company has not issued any capital stock since September 30, 2006. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.  All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except for the Company’s 1994 Flexible Stock Incentive Plan, the Company’s Amended and Restated 2000 Stock Incentive Plan and the Company’s Amended and Restated 2000 Employee Stock Purchase Plan, and options and rights to acquire the Company’s common stock thereunder, and outstanding warrants exercisable for an aggregate of 78,234 shares of the Company’s common stock, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except for that certain Registration Rights Agreement, dated June 23, 2006, by and among the Company and the parties listed on the signature pages thereto (the “Exchange Registration Rights Agreement”), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.  Except as provided in the Exchange Registration Rights Agreement and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.  The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

                       3.4          Valid Issuance of the Shares.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

                       3.5          Financial Statements.  The financial statements included in each SEC Document present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, would have a Material Adverse Effect.

                       3.6          SEC Documents.  The Company has filed all reports, schedules, forms, statements (collectively, and in each case including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC) required to be filed by it with the SEC through the Closing Date, and the Company will file, on a timely basis, all similar documents with the SEC during the period commencing on the date hereof and ending on the Closing Date (all of the foregoing being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates.

                       3.7          Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the ownership, disposition or voting of the Shares by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

                       3.8          No Conflict.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s certificate of incorporation or the Company’s bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject, except, in the case of clause (ii), for such breaches, violations or defaults as would not reasonably be expected to result in a Material Adverse Effect.

                       3.9          Brokers or Finders.  Except for Needham & Company, LLC and Security Research Associates, Inc., the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                       3.10        No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

                       3.11        Absence of Litigation.  There is no action, suit or proceeding or, to the Company’s Knowledge, any investigation, pending, or to the Company’s Knowledge, threatened by or before any court, governmental body or regulatory agency against the Company that is required to be disclosed in the SEC Documents and is not so disclosed.  The Company has not received any written or oral notification of, or request for information in connection with, any formal or informal inquiry, investigation or proceeding from the SEC or the NASD.  The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under any of the Transaction Documents.

                       3.12        Intellectual Property.

                       (a)          To the Company’s Knowledge, the Company has ownership of or license or legal right to use all patents, copyrights, trade secrets, trademarks, domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other intellectual property or proprietary rights (collectively, “Intellectual Property”) used in the business of the Company and material to the Company. The Company knows of no reason why its patent applications do not or would not comply with any statutory or legal requirements or would not issue into valid and enforceable patents.

                       (b)          To the Company’s Knowledge, there is no material default by the Company under any material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company.  There are no outstanding or threatened claims, disputes or disagreements with respect to any such licenses or agreements.

                       (c)          To the Company’s Knowledge, the present business, activities and products of the Company do not infringe or misappropriate any Intellectual Property of any third party.  The Company has not been notified that any proceeding charging the Company with infringement or misappropriation of any Intellectual Property held by any third party has been filed.  To the Company’s Knowledge, there exists no patent held by any third party which includes claims that would be infringed by the Company in the conduct of its business as currently conducted where such infringement would have a Material Adverse Effect.  To the Company’s Knowledge, the Company is not making unauthorized use of any Confidential Information of any third party.  Neither the Company nor, to the Company’s Knowledge, any of its employees have any agreements or arrangements with any persons other than the Company restricting the Company’s or any such employee’s engagement in business activities that are material aspects of the Company’s business as currently conducted.

                       (d)          None of the Intellectual Property owned or, to the Company’s Knowledge, licensed by the Company that is used in the business of the Company and material to the Company, is subject to any outstanding judgment or order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company’s Knowledge, threatened, which challenges the validity, enforceability, scope, use, or ownership of, or otherwise relates to, any such Intellectual Property anywhere in the world. None of the Company’s patents has been or is now involved in any interference, reissue, reexamination, opposition, or other proceeding.

                       (e)          Each employee of the Company has executed a confidential information and invention assignment agreement in the form made available to Purchasers.  No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s confidential information and invention assignment agreement, which works or inventions are necessary to the business of the Company as it is proposed to be conducted.  Each consultant to the Company has entered into an agreement containing appropriate confidentiality and invention assignment provisions, in the form acceptable to Purchasers.  The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned or licensed to the Company.

                       3.13        Offering. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Shares, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

                       3.14        Private Placement.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, compliance by the Purchasers with the terms of the Transaction Documents and the accuracy of all statements and certifications made by any placement agent or agents in any Compliance Certificate delivered to the Company pursuant to Section 5.2(e) hereof, the offer and sale of the Shares to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

                       3.15        Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

                       3.16        No Manipulation of Stock. The Company has not taken and will not in violation of applicable law take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock.

                       3.17        No Violations. The Company is not in violation of its certificate of incorporation, bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

                       3.18        Transactions with Affiliates.  Except as disclosed in the SEC Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                       3.19        Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers or employees, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                       3.20        Taxes.  The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

                       3.21        Title.  The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all encumbrances and defects, except such as do not have a Material Adverse Effect.  Any facilities and items of equipment held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such facilities and items of equipment by the Company. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                       3.22        Foreign Corrupt Practices.  To the Company’s Knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                       3.23        Employee Relations.  The Company is not involved in any union labor dispute, nor, to the Company’s Knowledge, is any such dispute threatened.  The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good.  No executive officer (as defined in Rule 501(1) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer’s employment with the Company.  To the Company’s Knowledge, no employee of the Company, as a consequence of his employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such employee by the Company will not subject the Company to any liability with respect to any of the foregoing matters.

                       3.24        Internal Accounting Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       3.25        Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, if any, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the date thereof; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

                       3.26        Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the fact that the Company intends to enter into the transactions contemplated hereby and the terms hereof (the “Confidential Information”).  The Company understands that the Purchasers will be relying on this representation in effecting transactions in the Company’s securities.

                       3.27        Completeness of Disclosures.  Neither the Transaction Documents, nor any of the schedules or exhibits thereto, nor any other document or certificate provided by the Company to the Purchasers contains any untrue statement of a material fact or, when considered as a whole, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                       3.28        Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

                       3.29        Real Property Holding Corporation.  The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations promulgated thereunder.

          4.          Representations and Warranties of the Purchasers.  Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                       4.1          Organization and Authorization.  Such Purchaser is (i) a natural person with the full power, legal capacity and authority to enter into and carry out and perform its obligations under the terms of the Transaction Documents or (ii) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power or authority to enter into and carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein has been taken.  When executed and delivered by the Company and such Purchaser, each of the Transaction Documents will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally.

                       4.2          Purchase Entirely for Own Account.  The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other persons regarding the distribution of the Shares, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.  Such Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

                       4.3          Investor Status; Etc.  Such Purchaser certifies and represents to the Company that it is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares.  Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment.  Such Purchaser has received, reviewed and considered all information it deems necessary, including, without limitation, the SEC Documents, in making an informed decision to make an investment in the Shares and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

                       4.4          General Solicitation and Reliance by Company.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein or in the Registration Rights Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

                       4.5          Requirements of Foreign Jurisdictions.  The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required.  Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

                       4.6          Confidential Information.  Each Purchaser agrees to keep the Confidential Information confidential and to use such information for the sole purpose of evaluating a possible investment in the Shares. The obligations contained in this Section 4.6 shall expire upon the issuance of a press release disclosing the consummation of the transactions as contemplated in Section 9.1 hereof.

                       4.7          Securities Not Registered.  Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.  The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                       4.8          No Conflict.  The execution and delivery of the Transaction Documents by such Purchaser and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

                       4.9          Brokers.  Except as disclosed to the Company in writing, such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                       4.10        Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

                       4.11        No Intent to Effect a Change of Control.  Such Purchaser has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

          5.          Conditions Precedent.

                       5.1          Conditions to the Obligation of the Purchasers to Consummate the Closing.  The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Purchaser (as to itself only):

                       (a)          The representations and warranties made by the Company in Section 3 hereof qualified as to materiality shall be true and correct as of the date of this Agreement and through and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects as of the date of this Agreement and through and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

                       (b)          The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

                       (c)          The Registration Rights Agreement shall have been executed and delivered by the Company.

                       (d)          No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                       (e)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

                       (f)          The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 5.1, substantially in form attached as Exhibit D hereto.

                       (g)          The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, and certifying the current versions of the Certificate of Incorporation and Bylaws of the Company.

                       (h)          The Purchasers shall have received an opinion from legal counsel for the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.

                       5.2          Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell the Shares at the Closing is subject to the satisfaction of the following conditions precedent, any of which may be waived by the Company:

                       (a)          The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

                       (b)          The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

                       (c)          The Purchase Price shall have been paid by wire transfer by each Purchaser into an account of the Company.

                       (d)          Each such Purchaser shall have executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Exhibit E, pursuant to which such Purchaser shall provide information necessary to confirm each such Purchaser’s status as an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

                       (e)          Any placement agent or agents who introduced to the Company any Purchaser shall have delivered to the Company a Compliance Certificate, dated as of the Closing Date.

                       (f)          The sale and issuance of the Shares shall be exempt from the registration requirements of the Securities Act.

          6.          Transfer, Legends.

                       6.1          Securities Law Transfer Restrictions.

                       (a)          Restricted Securities.  Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

                       (b)          Each Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws.  In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby.  Such Purchaser will not, prior to the earlier of (i) the date the Registration Statement (as such term is defined in the Registration Rights Agreement) is declared effective or (ii) the Required Effectiveness Date (as such term is defined in the Registration Rights Agreement), engage in hedging or other similar transactions which would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company. Such Purchaser otherwise covenants to conduct its trading the Company’s securities in compliance with applicable securities laws.

                       6.2          Legends.  It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

                       (a)          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“SECURITIES ACT”).  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO LOGICVISION, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

                       (b)          If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

                       6.3          Removal of Legends.  Upon the earlier of (i) the initial effectiveness of the Registration Statement or (ii) Rule 144(k) becoming available, the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing the Shares without legends upon receipt by such Transfer Agent of the legended certificates for such Shares, together with either (1) a customary representation by the Purchaser that Rule 144(k) applies to the Shares represented thereby or (2) a certificate of subsequent sale in the form of Exhibit C attached hereto (a “Certificate of Subsequent Sale”) from the Purchaser, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.  If a Purchaser shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a Registration Statement and in each case shall have delivered to the Transfer Agent a written request to transfer the Shares, accompanied by the certificate representing such Shares containing a restrictive legend which are the subject of such sale or transfer and either (A) a representation letter in customary form or (B) a Certificate of Subsequent Sale, as applicable (the date that such delivery to the Transfer Agent is complete, the “Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive or other legends by the third trading day following the Delivery Date and (2) following such third trading day after the Delivery Date and prior to the time a certificate representing such Shares is received free from restrictive legends, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Shares (a “Buy-In”), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

          7.          Termination; Liabilities Consequent Thereon.  This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

                       (a)          at any time by mutual agreement of the Company and the Majority Purchasers; or

                       (b)          by the Majority Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7(b) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

                       (c)          by the Company with respect to a certain Purchaser, if there has been any breach of any representation, warranty or any material breach of any covenant of such Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7(c) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

          Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

          8.          Survival.

                       8.1          Survival.  The representations, warranties contained in this Agreement shall survive the Closing for a period of one (1) year; the covenants and agreements contained in this Agreement shall survive the Closing, as to each Purchaser, until such Purchaser no longer holds any Shares.

          9.          Miscellaneous Provisions.

                       9.1          Public Announcements.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or the Lead Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), (i) except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Lead Investor, as the case may be, shall allow the Lead Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance and (ii) except for filings and notices required to be made by the Company with the SEC. As soon as reasonably practicable on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transaction contemplated hereby.

                       9.2          Further Assurances.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                       9.3          Rights Cumulative.  Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                       9.4          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                       9.5          Pronouns.  All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                       9.6          Notices.  Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

                       (a)          All correspondence to the Company shall be addressed as follows:

LogicVision, Inc.
25 Metro Drive, Third Floor
San Jose, CA 95110
Fax: (501) 644-3122
Attention: Bruce M. Jaffe, CFO

                       with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105
Fax: (415) 983-1200
Attention: Stanton D. Wong

                       (b)          All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

                       (c)          Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

                       9.7          Captions.  The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                       9.8          Severability.  Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                       9.9          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                       9.10        Amendments. This Agreement may be amended or modified only pursuant to an instrument in writing signed by the Company and the Majority Purchasers.

                       9.11        Waiver.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                       9.12        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Purchasers has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

                       9.13        Assignment. This Agreement may not be assigned by a party hereto with the prior written consent of the Company or the Majority Purchasers, as applicable, provided, however, that (i) a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Shares in a private transaction without the prior written consent of the Company or the other Purchasers, provided, that such transaction is exempt from the registration requirements of the Securities act and otherwise complies with all applicable securities laws, and provided further, that any such assignee agrees in writing to be bound as a Purchaser hereunder and (ii) the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Majority Purchasers, after notice duly given by the Company to each Purchaser. The rights and obligations of the parties hereto shall insure to the benefit of and shall be binding upon the authorized successors and assigns of each party.

                       9.14        Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that if the Closing occurs, at the Closing the Company shall reimburse the Lead Investor $10,000 for the legal fees and disbursements of its counsel incurred in connection with the negotiation and preparation of the Transaction Documents.

                       9.15        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                       9.16        Entire Agreement.  This Agreement, the Registration Rights Agreement and Investor Questionnaire constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the day and year first above written.

LOGICVISION, INC.

By:	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President of Finance and Chief Financial Officer

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED AS OF THE CLOSING SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS COMMON STOCK PURCHASE AGREEMENT.